Exhibit 10.2

[●], 2022

Inkstone Feibo Acquisition Corporation

221 W 9th St, PMB 235

Wilmington, DE 19801

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between among Inkstone Feibo Acquisition Corporation, a Delaware corporation (the “Company”), and US Tiger Securities, Inc. (“US Tiger”), relating to an underwritten initial public offering (the “Public Offering”), of up to 6,900,000 of the Company’s units (including up to 900,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one redeemable warrant (each, a “Warrant”). Each whole Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Units have been approved to be listed on the Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and US Tiger, as a representative (the “Representative”) of the several underwriters (the “Underwriters”) to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Inkstone Feibo Acquisition Sponsor, LLC (the “Sponsor”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team or a personnel of the Company or a designee of them (each, an “Insider” and collectively, the “Insiders”) (the Sponsor, the Insiders and their affiliates or designees, together the “Initial Stockholders”), hereby agrees with the Company as follows:

1.          Each of the Initial Stockholders agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (A) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial Business Combination, an amendment to the amended and restated certificate of incorporation of the Company that would affect the substance or timing of the Company’s redemption obligation to redeem all Public Shares (defined below) if the Company cannot complete an initial Business Combination within the Completion Period (defined below), unless the Company provides Public Stockholders (defined below) an opportunity to redeem their Public Shares in conjunction with any such amendment, (C) not to redeem any Founder Shares or Private Shares held by it, him or her into the right to receive cash from the Trust Account in connection with a stockholder vote to approve our proposed initial Business Combination or sell any shares to the Company in any tender offer in connection with the proposed initial Business Combination, and (D) that the Founder Shares and Private Shares shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated within the Completion Period. For purposes of this agreement, the “Completion Period” refers to the period following the completion of this offering at the end of which, if the Company has not completed an initial business combination, the Company will redeem 100% of the Public Shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay our taxes, if any (less up to $75,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, subject to applicable law and certain conditions and as further described herein. Pursuant to the amended and restated certificate of incorporation of the Company, the Completion Period ends 12 months from the closing of the Public Offering, which may be extended up to two times by an additional three-month period each time for a total of 18 months from the closing of the Public Offering.

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2.          The Sponsor and each Insider agree that in the event that the Company fails to consummate a Business Combination within the Completion Period or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of shares of Class A Common Stock sold as part of the Units in the Public Offering (the “Public Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $75,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

3.                  Each of the Initial Stockholders acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares or Private Shares held by it, him or her. The Sponsor and each Insider hereby further waive, with respect to any shares of Capital Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Capital Stock (although the Initial Stockholders shall be entitled to redemption and liquidation rights with respect to any Public Shares it or they hold if the Company fails to consummate a Business Combination within the Completion Period).

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4.                  In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement for a Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.20 per share of the Public Shares or (ii) such lesser amount per share of the Public Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5.                  To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 900,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor and Insiders agree to forfeit a pro rata portion of, at no cost, a number of Founder Shares in the aggregate equal to the product of 225,000 multiplied by a fraction, (i) the numerator of which is 900,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 900,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Initial Stockholders will own an aggregate of 20.0% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering (assuming that our Sponsor and the Insiders do not purchase any Public Shares or Units in the Public Offering).

6.                  In the event that the Company fails to consummate a Business Combination within 12 months of the closing of the Public Offering, the Sponsor or its affiliates may request Company to extend the period of time for the Company to consummation a Business Combination up to two times by an additional three-month period each time for a total of up to 18 months of the closing of the Public Offering (the “Extension”). If the Sponsor requests an Extension, the Sponsor, its affiliates or designees shall deposit into the Trust Account an amount equal to $600,000 (or up to $690,000 if the over-allotment option is exercised), representing $0.10 for each Public Share upon five days advance notice prior to the applicable deadline. The Sponsor, its affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit either be paid upon consummation of the initial Business Combination solely from funds available outside of the Trust Account or, at the relevant Insider’s discretion, converted upon consummation of the Business Combination into Working Capital Units at a price of $10.00 per Working Capital Unit. Pursuant to this Letter Agreement, the Sponsor, its affiliates or designees have agreed to waive their right to be repaid for such notes in the event that the Company fails to complete a Business Combination.

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7.                  The Sponsor and each Insider hereby agree and acknowledge that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 8(a), 8(b), and 10 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8.                  (a) The Sponsor and each Insider agree that it, he or she shall not Transfer 50% of its Founder Shares until the earlier to occur of: (A) six months after the completion of the Company’s initial Business Combination, or (B) the date on which the closing price of the Company’s Class A Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the completion of the Company’s initial Business Combination; and shall not Transfer the remaining 50% of the Founder Shares until the six months after the completion of the Company’s initial Business Combination, or earlier, in either case, if, subsequent to the Company’s initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) Each of the Sponsor and their affiliates or designees agrees that it, he or she shall not Transfer any Private Units or Working Capital Units until after 30 days after the completion of a Business Combination (the “Private Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 8(a) and (b), Transfers of the Founder Shares, Private Units, or Working Capital Units that are held by the Initial Stockholders or any of their permitted transferees (that have complied with this paragraph 8(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor or any of their affiliates, officers, directors, direct and indirect equity holders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) transfers in the event of the Company’s liquidation prior to the completion of an initial Business Combination; and (g) transfers by virtue of the laws of the State of Delaware or the Sponsor’ limited liability company agreement upon dissolution of the Sponsor; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

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9.                  Each of the Sponsor and the Insiders represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each of the Initial Stockholders represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding. The Company represents and warrants that, to its knowledge, (i) none of its Insiders has been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked, (ii) each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to such advisor’s background and each advisor’s questionnaire furnished to the Company is true and accurate in all respects, (iii) none of its Insiders is subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; and (iv) none of its Insiders has been convicted of, or pleaded guilty to, any crime (x) involving fraud, (y) relating to any financial transaction or handling of funds of another person, or (z) pertaining to any dealings in any securities and none of its advisors is currently a defendant in any such criminal proceeding.

10.               Except as disclosed in the Prospectus, the Initial Stockholders, will not be entitled to receive and will not accept any compensation or other cash payment prior to the consummation of the Business Combination; provided that the Company shall be allowed to repay working capital loans (including the loans in connection with the Extension) made by the Sponsor, its affiliates or designees to the Company in cash upon consummation of the Business Combination. Notwithstanding the foregoing, each Insider and any affiliate of such Insider shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

 11.               Each of the Initial Stockholders has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

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12.               As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Class A Common Stock and Class B common stock, par value $0.0001 per share of the Company; (iii) “Founder Shares” shall mean the 1,100,000 shares of the Class A Common Stock, and 625,000 shares of the Company’s Class B common stock, par value $0.0001 per share, held by the Sponsor and certain of the Insiders (up to an aggregate 225,000 shares of the Class B common stock are subject to complete or partial forfeiture by the Sponsor and the Insider, pro rata, if the over-allotment option is not exercised in full by the Underwriters); (iv) “Private Shares” shall mean up to 450,000 shares of Class A Common Stock included in the Private Units; (v) “Private Units” shall mean 414,000 units, with each unit consisting of one share of Class A Common Stock and one-half of one redeemable warrant that entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share (or up to 450,000 units if the over-allotment option is exercised in full) that the Sponsor has agreed to purchase for an aggregate purchase price of $4,140,000 in the aggregate (or up to $4,500,000 if the over-allotment option is exercised in full), or $10.00 per unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Units shall be deposited; (ix) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (x) “Working Capital Units” shall mean private units issuable upon conversion of the maximum aggregated amount of $3,000,000 of working capital (including the loans in connection with the Extension), if any, at $10.00 per unit, upon the consummation of the Business Combination.

13.               This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.               No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15.               Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be binding on each of the undersigned and his, her or its respective successors, heirs and assigns and permitted transferees.

16.               This Letter Agreement may be executed in any number of original or electronically transmitted counterparts (including “pdf,” “tif” or “jpg” formats or electronic signatures, including DocuSign or AdobeSign) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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17.               This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18.               This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19.               Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

20.               This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by [●], 2022; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

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Sincerely,

INKSTONE FEIBO ACQUISITION CORPORATION

By:
Name:	I-Fa Chang
Title:	CEO and Chairman

[Signature Page to the Insider Letter Agreement-Company]

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Inkstone Feibo Acquisition Sponsor LLC	I-Fa Chang (Chairman and CEO)

By:
Name: I-Fa Chang
Title: Manager

Xuedong (Tony) Tian	Hanzhong (Han) Li
(Chief Financial Officer and Director)	(Independent Director)

Teng-Wei Chen	Kevin Vassily
(Independent Director)	(Independent Director)

[Signature Page to the Insider Letter Agreement– Initial Stockholders]

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